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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of our reports indicated relating to the financial statements indicated below, all of which reports are incorporated by reference herein.

                                                        Date of Report of
Financial statements                                    Independent Accountants

Consolidated and combined financial statements
and financial statement schedule of Prentiss
Properties Trust                                        February 5, 1999

Statement of revenues and certain operating
expenses of the Ordway Property                         August 12, 1998

Combined statement of revenues and certain
operating expenses of the Willow Oaks Properties        September 30, 1998

Statement of revenues and certain operating
expenses of the 7101 Wisconsin Avenue Property          February 5, 1999

Statement of revenues and certain operating
expenses of the Calverton Office Park Properties        February 5, 1999

Statement of revenues and certain operating
expenses of the One O'Hare Centre Property              February 12, 1999

Combined statement of revenues and certain
operating expenses of the Fidinam Office Portfolio      February 12, 1999


We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP
Dallas, Texas

September 13, 1999